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                                                            EXHIBIT NO. 99.1(k)

                               MFS SERIES TRUST I

                         MFS SPECIAL OPPORTUNITIES FUND


      Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust I (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Special Opportunities Fund, a series of the Trust, has been terminated.

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      IN WITNESS WHEREOF, the undersigned have executed this certificate this
22nd day of February, 1999.

RICHARD B. BAILEY                            WALTER E. ROBB, III
-------------------------------              -------------------------------
Richard B. Bailey                            Walter E. Robb, III
63 Atlantic Avenue                           35 Farm Road
Boston,  MA  02110                           Sherborn,  MA  01770


MARSHALL N. COHAN                            ARNOLD D. SCOTT
-------------------------------              -------------------------------
Marshall N. Cohan                            Arnold D. Scott
2524 Bedford Mews Drive                      20 Rowes Wharf
Wellington, FL  33414                        Boston, MA  02110


LAWRENCE H. COHN                             JEFFREY L. SHAMES
-------------------------------              -------------------------------
Lawrence H. Cohn                             Jeffrey L. Shames
45 Singletree Road                           38 Lake Avenue
Chestnut Hill,  MA  02167                    Newton, MA  02159


SIR J. DAVID GIBBONS                         J. DALE SHERRATT
-------------------------------              -------------------------------
Sir J. David Gibbons                         J. Dale Sherratt
"Leeward"                                    86 Farm Road
5 Leeside Drive                              Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL                              WARD SMITH
-------------------------------              -------------------------------
Abby M. O'Neill                              Ward Smith
200 Sunset Road                              36080 Shaker Blvd
Oyster Bay,  NY  11771                       Hunting Valley, OH 44022